UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2016, W. Benjamin Moreland was appointed to the board of directors (the “Board”) of Monogram Residential Trust, Inc. (the “Company”), effective May 1, 2016. In connection with Mr. Moreland’s appointment, the size of the Board was increased from ten to 11.  Information regarding Mr. Moreland is provided below.

W. Benjamin Moreland, 52, has served as President and Chief Executive Officer (“CEO”) of Crown Castle International Corp. (“Crown Castle”) since July 2008 and as a member of the board of directors of Crown Castle since August 2006.  On June 1, 2016, Mr. Moreland will assume the role of Executive Vice Chairman of Crown Castle, pursuant to an internal CEO succession plan.  An S&P 500 company, Crown Castle (NYSE: CCI) is a leading provider of wireless infrastructure, one of the largest REITs in the United States, owns and operates over 40,000 distributed antenna system facilities and has over 3,000 employees operating essential real estate serving wireless carriers’ national networks. Prior to his appointment as President and CEO, Mr. Moreland served as Executive Vice President and Chief Financial Officer of Crown Castle from February 2004 to June 2008 and was appointed Chief Financial Officer and Treasurer in April 2000. Mr. Moreland joined Crown Castle in 1999 after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland is a member of the board and former Chairman of the Board of PCIA-The Wireless Infrastructure Association and also serves on the boards of directors of Calpine Corporation (NYSE: CPN), the Greater Houston Partnership and Houston Methodist Hospital. Mr. Moreland is a member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT) and is a member of the University of Texas McCombs School of Business Advisory Council.   Mr. Moreland holds a BBA from The University of Texas at Austin and an MBA from The University of Houston.

Our Board has determined that Mr. Moreland will serve as an independent director, within the meaning of the New York Stock Exchange listing standards. Mr. Moreland will be entitled to receive standard compensation provided to our non-employee directors.  For more information regarding the compensation payable to our non-employee directors, please see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2016.

In connection with his service on the Board, Mr. Moreland will enter into an Indemnification Agreement with the Company, substantially in the same form previously filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2015.

Item 7.01.                                        Regulation FD Disclosure.

On April 26, 2016, the Company announced that Mr. Moreland had been appointed to the Board, effective May 1, 2016. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

April 26, 2016	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 26, 2016